Exhibit 99.1

Equity Residential Reports Third Quarter Results

    CHICAGO--(BUSINESS WIRE)--Nov. 2, 2004--Equity Residential
(NYSE:EQR) today reported results for the quarter and nine months ended September 30, 2004. All per share results are reported on a fully diluted basis.

    Third Quarter 2004

    For the quarter ended September 30, 2004, the Company reported earnings of $0.26 per share compared to $0.41 per share in the third quarter of 2003. The quarterly decrease is primarily attributable to $0.07 per share in lower gains on property sales and $0.05 per share in hurricane damage discussed below.
    Funds from Operations (FFO) for the quarter ended September 30, 2004 were $0.50 per share compared to $0.56 per share in the same period of 2003. These results reflect an expense of $14.1 million, or $0.05 per share, in uninsured property damage at certain of the Company's properties primarily in Florida caused by Hurricanes Frances, Charley, Ivan and Jeanne. On September 8, 2004, the Company issued a press release stating that $9.0 million in uninsured property damage had been incurred as a result of Hurricanes Frances and Charley, and revised guidance downward by $0.03 to $0.50 to $0.51 FFO per share. The Company incurred an additional $5.1 million, or $0.02 per share, in uninsured property damage caused by Hurricanes Ivan and Jeanne subsequent to the September 8 press release.
    "Business continues to improve in almost all of our markets as evidenced by the second quarter in a row of year over year positive same store revenue growth. This is something we have not experienced since 2001. As a result of the work we have done over the past two years to aggressively reconfigure our portfolio and enhance our operations, we are well positioned to take advantage of the improving economic fundamentals," said Bruce W. Duncan, Equity Residential's President and CEO.
    Total revenues from continuing operations for the quarter were $491.5 million compared to $438.8 million in the third quarter of 2003. The primary components of this $52.7 million increase in revenues include the properties acquired since October 1, 2003, the interests in the 15 development properties acquired in the first quarter of 2004 from the Company's joint venture partners as well as the properties consolidated due to the adoption of FIN 46 effective March 31, 2004.

    Nine Months Ended September 30, 2004

    For the nine months ended September 30, 2004, the Company reported earnings of $1.00 per share compared to $1.23 per share in the same period of 2003. FFO for the nine months ended September 30, 2004 were $1.58 per share compared to $1.70 per share in the same period of 2003.
    Total revenues from continuing operations for the nine months ended September 30, 2004 were $1.4 billion compared to $1.3 billion in the same period of 2003.

    "Same-Store" Results

    On a "same-store" third quarter to third quarter comparison, which includes 168,063 units, revenues increased 1.5 percent, expenses increased 4.4 percent (excluding hurricane property damage) and NOI decreased 0.4 percent. On a sequential "same-store" comparison for these same 168,063 units from second quarter 2004 to third quarter 2004, revenues increased 0.4 percent, expenses increased 3.9 percent (excluding hurricane property damage) and NOI decreased 2.0 percent.
    On a "same-store" nine-month to nine-month comparison, which includes 165,905 units, revenues increased 0.7 percent, expenses increased 3.5 percent (excluding hurricane property damage) and NOI decreased 1.2 percent.

    Acquisitions/Dispositions

    During the third quarter of 2004, the Company acquired five properties, consisting of 879 units, for an aggregate purchase price of $186.5 million at an average capitalization (cap) rate of 5.9 percent.
    Also during the quarter, the Company sold eight properties, consisting of 2,274 units, for an aggregate sale price of $133.4 million at an average cap rate of 6.7 percent. In addition, the Company sold 208 condominium units for $38.0 million.
    In the first nine months of 2004, the Company acquired 18 properties, consisting of 4,419 units, for an aggregate purchase price of $634.5 million at an average cap rate of 5.8 percent and sold 39 properties, consisting of 10,759 units, for an aggregate sale price of $585.6 million at an average cap rate of 6.4 percent. In addition, the Company sold 521 condominium units and two vacant land parcels for $80.4 million and $27.9 million, respectively.

    Michael J. McHugh Retirement

    The Company also announced today that Michael J. McHugh, its Chief Accounting Officer and Treasurer, has informed the Company of his intention to retire next year, after a long and distinguished career with Equity Residential and its affiliates. "Mike has been part of the Equity family for over twenty years," said Bruce W. Duncan. "We owe him many thanks for his contributions to Equity's success during that time." To ensure a smooth transition of his responsibilities, Mr. McHugh will retire at a mutually acceptable time next year, not earlier than the filing of the Company's 2004 Form 10-K. Internal candidates have been identified to assume Mr. McHugh's roles as Chief Accounting Officer and Treasurer.

    Fourth Quarter/ Full Year 2004 Results and 2005 Guidance

    Equity Residential will announce fourth quarter/ full year 2004 results on Wednesday, February 2, 2005 and host a conference call to discuss those results at 10:00 a.m. CT that day. The Company will provide 2005 earnings guidance at that time.
    Equity Residential is the largest publicly traded apartment company in America. Nationwide, Equity Residential owns or has investments in 950 properties, in 33 states and the District of Columbia, consisting of 202,256 units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    The Company lists parameters for 2004 results in the final page of this release. 2004 results will depend upon a slowdown in multifamily starts and economic recovery and job growth. The forward-looking statements contained in this news release regarding 2004 results are further subject to certain risks and uncertainties including, without limitation, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. This news release also contains forward-looking statements concerning development properties. The total number of units and cost of development and completion dates reflect the Company's best estimates and are subject to uncertainties arising from changing economic conditions (such as costs of labor and construction materials), completion and local government regulation. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the Company's conference call discussing these results and outlook for 2004 will take place today at 10:00 a.m.
Central. Please visit the Investor Information section of the Company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

                          EQUITY RESIDENTIAL
                 CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                              Nine Months Ended     Quarter Ended
                                September 30,       September 30,
                           ----------------------- -------------------
                                 2004        2003      2004      2003
                           ----------- ----------- --------- ---------
REVENUES
  Rental income            $1,417,819  $1,290,925  $489,185  $435,688
  Fee and asset management      8,841      10,961     2,300     3,083
                           ----------- ----------- --------- ---------

      Total revenues        1,426,660   1,301,886   491,485   438,771
                           ----------- ----------- --------- ---------

EXPENSES
  Property and maintenance    396,469     352,093   141,561   121,302
  Real estate taxes and
   insurance                  171,768     139,145    66,749    46,680
  Property management          56,093      48,450    18,682    16,256
  Fee and asset management      6,382       5,508     2,108     1,901
  Depreciation                361,618     314,108   125,970   106,152
  General and
   administrative              35,080      29,279    12,044     9,133
  Impairment on technology
   investments                      -         872         -       291
                           ----------- ----------- --------- ---------

      Total expenses        1,027,410     889,455   367,114   301,715
                           ----------- ----------- --------- ---------

Operating income              399,250     412,431   124,371   137,056

  Interest and other income     8,178      13,727     3,177     6,609
  Interest:
      Expense incurred, net  (252,267)   (243,579)  (85,957)  (81,894)
      Amortization of
       deferred financing
       costs                   (5,062)     (3,905)   (2,071)   (1,121)
                           ----------- ----------- --------- ---------

Income before allocation to
 Minority Interests, income
 (loss) from investments in
 unconsolidated entities, net
 gain (loss) on sales of
 unconsolidated entities and
 discontinued operations      150,099     178,674    39,520    60,650
Allocation to Minority
 Interests:
  Operating Partnership       (21,223)    (27,434)   (5,485)   (9,153)
  Preference Interests        (15,158)    (15,159)   (5,052)   (5,053)
  Junior Preference Units         (67)       (243)       (5)      (81)
  Partially Owned
   Properties                   1,107         (77)      811       166
  Premium on redemption of
   Preference Interests        (1,117)          -    (1,117)        -
Income (loss) from
 investments in
 unconsolidated entities       (7,468)     (3,594)      329    (1,850)
Net gain (loss) on sales of
 unconsolidated entities        4,407       4,673         2        (2)
                           ----------- ----------- --------- ---------
Income from continuing
 operations                   110,580     136,840    29,003    44,677
Net gain on sales of
 discontinued operations      207,653     218,975    58,394    77,983
Discontinued operations,
 net                            3,463      37,794       112     9,479
                           ----------- ----------- --------- ---------
Net income                    321,696     393,609    87,509   132,139
Preferred distributions       (40,671)    (57,713)  (13,346)  (19,564)
                           ----------- ----------- --------- ---------
Net income available to
 Common Shares               $281,025    $335,896   $74,163  $112,575
                           =========== =========== ========= =========

Earnings per share - basic:
Income from continuing
 operations available to
 Common Shares                  $0.31       $0.36     $0.07     $0.12
                           =========== =========== ========= =========
Net income available to
 Common Shares                  $1.01       $1.24     $0.26     $0.41
                           =========== =========== ========= =========
Weighted average Common
 Shares outstanding           278,876     271,622   280,167   272,787
                           =========== =========== ========= =========

Earnings per share -
 diluted:
Income from continuing
 operations available to
 Common Shares                  $0.30       $0.36     $0.07     $0.12
                           =========== =========== ========= =========
Net income available to
 Common Shares                  $1.00       $1.23     $0.26     $0.41
                           =========== =========== ========= =========
Weighted average Common
 Shares outstanding           302,739     296,184   304,028   297,941
                           =========== =========== ========= =========

Distributions declared per
 Common Share outstanding     $1.2975     $1.2975   $0.4325   $0.4325
                           =========== =========== ========= =========


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                              (Unaudited)

                              Nine Months Ended       Quarter Ended
                                September 30,         September 30,
                           ----------------------- -------------------
                                 2004        2003      2004      2003
                           ----------- ----------- --------- ---------

Net income                   $321,696    $393,609   $87,509  $132,139
Allocation to Minority
 Interests-Operating
 Partnership                   21,223      27,434     5,485     9,153
  Adjustments:
    Depreciation              361,618     314,108   125,970   106,152
    Depreciation - Non-
     real estate
     additions                 (4,025)     (6,524)   (1,308)   (1,926)
    Depreciation -
     Partially Owned
     Properties                (6,209)     (6,240)   (2,038)   (2,124)
    Depreciation -
     Unconsolidated
     Properties                 9,037      15,618     1,158     5,468
    Net (gain) loss on
     sales of
     unconsolidated
     entities                  (4,407)     (4,673)       (2)        2
    Discontinued
     operations:
        Depreciation            6,264      40,790       151    11,354
        Net (gain) on
         sales of
         discontinued
         operations          (207,653)   (218,975)  (58,394)  (77,983)
        Net incremental
         gain on sales of
         condominium
         units                 15,669       7,487     7,199     4,600
        Net gain (loss)
         on sales of
         vacant land            5,483           -       (53)        -
                          ----------- ----------- --------- ---------

FFO (1)(2)                    518,696     562,634   165,677   186,835
Preferred distributions       (40,671)    (57,713)  (13,346)  (19,564)
                          ----------- ----------- --------- ---------

FFO available to Common
 Shares and OP Units -
 basic                       $478,025    $504,921  $152,331  $167,271
                          =========== =========== ========= =========

FFO available to Common
 Shares and OP Units -
 diluted                     $480,901    $508,558  $153,225  $168,476
                          =========== =========== ========= =========

FFO per share and OP
 Unit - basic                   $1.59       $1.72     $0.51     $0.57
                          =========== =========== ========= =========

FFO per share and OP
 Unit - diluted                 $1.58       $1.70     $0.50     $0.56
                          =========== =========== ========= =========

Weighted average Common
 Shares and OP Units
 outstanding - basic          299,929     293,900   300,900   295,032
                          =========== =========== ========= =========

Weighted average Common
 Shares and OP Units
 outstanding - diluted        305,197     299,316   306,315   301,052
                          =========== =========== ========= =========


(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company, because it is a recognized measure of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                      CONSOLIDATED BALANCE SHEETS
            (Amounts in thousands except for share amounts)
                              (Unaudited)

                                            September 30, December 31,
                                                    2004         2003
                                            ------------- ------------
ASSETS
Investment in real estate
  Land                                        $2,158,662   $1,845,547
  Depreciable property                        12,245,745   11,018,326
  Construction in progress (including land)      280,229       10,506
                                            ------------- ------------
Investment in real estate                     14,684,636   12,874,379
  Accumulated depreciation                    (2,522,644)  (2,296,013)
                                            ------------- ------------
Investment in real estate, net                12,161,992   10,578,366

Cash and cash equivalents                         64,993       49,579
Investments in unconsolidated entities            11,629      473,977
Rents receivable                                   3,209          426
Deposits - restricted                             83,668      133,752
Escrow deposits - mortgage                        43,996       41,104
Deferred financing costs, net                     34,764       31,135
Goodwill, net                                     30,000       30,000
Other assets                                      99,207      128,554
                                            ------------- ------------
    Total assets                             $12,533,458  $11,466,893
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                      $3,274,088   $2,693,815
  Notes, net                                   3,071,831    2,656,674
  Line of credit                                       -       10,000
  Accounts payable and accrued expenses          119,821       55,463
  Accrued interest payable                        68,557       60,334
  Rents received in advance and other
   liabilities                                   258,138      189,372
  Security deposits                               48,741       44,670
  Distributions payable                          141,873      140,195
                                            ------------- ------------
    Total liabilities                          6,983,049    5,850,523
                                            ------------- ------------

Commitments and contingencies

Minority Interests:
  Operating Partnership                          319,166      342,809
  Preference Interests                           206,000      246,000
  Junior Preference Units                            184        2,217
  Partially Owned Properties                      11,059        9,903
                                            ------------- ------------
    Total Minority Interests                     536,409      600,929
                                            ------------- ------------

Shareholders' equity:
  Preferred Shares of beneficial interest,
   $0.01 par value; 100,000,000 shares
   authorized; 4,726,399 shares issued
   and outstanding as of September 30,
   2004 and 5,496,518 shares issued and
   outstanding as of December 31, 2003           651,660      670,913
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 282,766,085 shares issued
   and outstanding as of September 30,
   2004 and 277,643,885 shares issued and
   outstanding as of December 31, 2003             2,828        2,776
  Paid in capital                              5,055,784    4,956,712
  Deferred compensation                             (859)      (3,554)
  Distributions in excess of accumulated
   earnings                                     (671,779)    (588,005)
  Accumulated other comprehensive loss           (23,634)     (23,401)
                                            ------------- ------------
    Total shareholders' equity                 5,014,000    5,015,441
                                            ------------- ------------
    Total liabilities and shareholders'
     equity                                  $12,533,458  $11,466,893
                                            ============= ============


               September YTD 2004 vs. September YTD 2003
                    YTD over YTD Same-Store Results

               $ in Millions - 165,905 Same-Store Units


              Description Revenues  Expenses  NOI(2)
                                       (1)
              ----------- --------- -------- --------
               YTD 2004   $1,230.1  $500.0    $730.1
               YTD 2003   $1,221.7  $482.9    $738.8
                          --------- -------- --------
                Change        $8.4   $17.1     $(8.7)
                          ========= ======== ========
                Change         0.7%    3.5%    (1.2%)



               Third Quarter 2004 vs. Third Quarter 2003
                Quarter over Quarter Same-Store Results

               $ in Millions - 168,063 Same-Store Units

              Description Revenues  Expenses  NOI(2)
                                       (1)
              ----------- --------- -------- --------
                Q3 2004     $421.5  $174.7    $246.8
                Q3 2003     $415.1  $167.4    $247.7
                          --------- -------- --------
                Change        $6.4    $7.3     $(0.9)
                          ========= ======== ========
                Change         1.5%    4.4%    (0.4%)



              Third Quarter 2004 vs. Second Quarter 2004
          Sequential Quarter over Quarter Same-Store Results

              $ in Millions - 168,063 Same-Store Units(a)

              Description Revenues  Expenses  NOI(2)
                                       (1)
              ----------- --------- -------- --------
                Q3 2004     $421.5  $174.7    $246.8
                Q2 2004     $419.8  $168.1    $251.7
                          --------- -------- --------
                Change        $1.7    $6.6     $(4.9)
                          ========= ======== ========
                Change         0.4%    3.9%    (2.0%)

(a) Includes the same units as the Third Quarter 2004 vs. Third
    Quarter 2003 Same Store results for comparability purposes.



                    Same-Store Occupancy Statistics

YTD 2004   93.3%      Q3 2004   93.5%      Q3 2004  93.5%
YTD 2003   93.1%      Q3 2003   93.5%      Q2 2004  93.7%
        --------             --------             -------
  Change    0.2%       Change    0.0%       Change  (0.2%)


(1) September YTD 2004 and Third Quarter 2004 expenses exclude the uninsured property damage caused by Hurricanes Frances, Charley, Ivan and Jeanne.

(2) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.


                     Same Store NOI Reconciliation

               September YTD 2004 vs. September YTD 2003

The following table provides a reconciliation of operating income per the consolidated statements of operations to NOI for the Nine-Month 2004 Same Store Properties:

                                                   Nine Months Ended
                                                      September 30,
                                                  --------------------
                                                      2004       2003
                                                  ---------  ---------
                                                 (Amounts in millions)

Operating income                                    $399.3     $412.4
Adjustments:
  Insurance (hurricane property damage)               14.1          -
  NOI for properties not in same store               (77.6)     (12.4)
  Fee and asset management revenue                    (8.8)     (11.0)
  Fee and asset management expense                     6.4        5.5
  Depreciation                                       361.6      314.1
  General and administrative                          35.1       29.3
  Impairment on technology investments                   -        0.9
                                                  ---------  ---------

Same store NOI                                      $730.1     $738.8
                                                  =========  =========


                     Same Store NOI Reconciliation

               Third Quarter 2004 vs. Third Quarter 2003

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Third Quarter 2004 Same Store Properties:

                                                     Quarter Ended
                                                      September 30,
                                                  --------------------
                                                      2004       2003
                                                  ---------  ---------
                                                 (Amounts in millions)

Operating income                                    $124.4     $137.1
Adjustments:
  Insurance (hurricane property damage)               14.1          -
  NOI for properties not in same store               (29.5)      (3.8)
  Fee and asset management revenue                    (2.3)      (3.1)
  Fee and asset management expense                     2.1        1.9
  Depreciation                                       126.0      106.2
  General and administrative                          12.0        9.1
  Impairment on technology investments                   -        0.3
                                                  ---------  ---------

Same store NOI                                      $246.8     $247.7
                                                  =========  =========


               September YTD 2004 vs. September YTD 2003
                     Same-Store Results by Market

                                      --------------------------------
                                       Increase (Decrease) from
                                       Prior Period
   -------------------------------------------------------------------
                       2004 Sep  2004 Sep
                          YTD      YTD
                         % of    Weighted
                        Actual   Average
   Markets       Units    NOI    Occu-   Revenues Expenses NOI  Occu-
                                 pancy %                        pancy
   -------------------------------------------------------------------
 1 Boston         5,526   7.3%    94.9%    0.2%    5.4%  (2.5%)  0.2%
 2 South Florida  9,895   6.4%    94.4%    3.8%    2.8%   4.6%   0.6%
 3 San Francisco
    Bay Area      5,010   5.2%    94.9%   (1.7%)   2.1%  (3.5%) (0.2%)
 4 Atlanta       10,401   4.8%    93.5%   (1.9%)   5.1%  (6.7%)  1.3%
 5 Phoenix        9,567   4.7%    90.9%    4.7%    2.0%   6.7%   2.3%
 6 Los Angeles    3,868   4.5%    95.0%    3.5%    5.5%   2.6%  (0.2%)
 7 San Diego      4,048   4.4%    94.9%    3.0%    6.3%   1.5%  (0.0%)
 8 Dallas/
    Ft Worth      9,579   4.2%    93.8%   (2.2%)   2.3%  (6.2%)  0.5%
 9 New England
    (excl Boston) 6,114   4.2%    95.0%    2.4%    4.4%   1.1%  (0.9%)
10 Denver         7,187   3.9%    92.7%   (3.4%)  (0.8%) (4.9%)  0.3%
11 DC Suburban
    Maryland      5,525   3.9%    93.7%    2.0%    9.3%  (1.9%) (1.2%)
12 Seattle/Tacoma 6,610   3.8%    93.7%   (0.2%)   6.4%  (4.4%)  0.2%
13 New York
    Metro Area    2,666   3.4%    94.6%    0.2%    5.1%  (2.4%)  0.4%
14 Orange Co      3,013   3.2%    94.9%    4.5%    7.1%   3.4%   0.0%
15 Orlando        5,725   3.0%    94.7%    2.1%   (0.2%)  3.8%   1.1%
16 Inland
   Empire, CA     3,252   2.9%    95.3%    7.6%    3.0%   9.8%   0.6%
17 DC Suburban
    Virginia      3,283   2.9%    94.9%    3.7%    3.8%   3.6%  (0.4%)
18 North Florida  6,223   2.8%    92.7%    0.4%    2.2%  (0.9%) (1.1%)
19 Houston        4,920   2.3%    91.1%   (3.4%)  (2.6%) (4.2%) (1.3%)
20 Minn/St Paul   3,826   2.2%    90.8%   (1.1%)  (3.6%)  1.0%  (0.3%)
             ---------------------------------------------------------
     Top 20
      Markets   116,238  79.8%    93.6%    1.0%    3.3%  (0.3%)  0.3%

   All Other
      Markets    49,667  20.2%    92.7%   (0.5%)   4.4%  (4.4%)  0.2%
             ---------------------------------------------------------
        Total   165,905 100.0%    93.3%    0.7%    3.5%  (1.2%)  0.2%
             =========================================================


               Third Quarter 2004 vs. Third Quarter 2003
                     Same-Store Results by Market

                                      --------------------------------
                                       Increase (Decrease) from
                                       Prior Quarter
   -------------------------------------------------------------------
                        3Q04     3Q04
                        % of    Weighted
                       Actual   Average
   Markets       Units  NOI     Occu-    Revenues Expenses NOI  Occu-
                                pancy %                         pancy
   -------------------------------------------------------------------
 1 Boston         5,931   7.7%    95.4%    0.5%    6.8%  (2.7%) (0.1%)
 2 South Florida  9,895   6.2%    94.1%    4.4%    4.0%   4.8%   0.1%
 3 San Francisco
    Bay Area      5,526   5.5%    94.8%    0.5%    1.8%  (0.2%) (0.5%)
 4 Atlanta       10,401   4.6%    93.7%   (0.4%)   4.5%  (4.1%)  1.4%
 5 Los Angeles    4,008   4.6%    95.3%    3.7%    6.4%   2.5%  (0.5%)
 6 Phoenix        9,567   4.5%    91.5%    6.6%    1.6%  10.8%   2.2%
 7 San Diego      4,048   4.4%    95.7%    2.9%    5.2%   1.9%  (0.9%)
 8 New England
    (excl Boston) 6,114   4.2%    94.3%    2.0%    2.6%   1.7%  (1.4%)
 9 Dallas/
    Ft Worth      9,579   4.0%    93.9%   (1.5%)   3.8%  (6.6%)  0.2%
10 DC Suburban
    Maryland      5,525   3.8%    93.1%    2.2%    9.7%  (1.9%) (1.7%)
11 DC Suburban
    Virginia      3,826   3.7%    95.3%    9.5%    8.5%  10.0%   0.6%
12 Seattle/Tacoma 6,610   3.7%    93.7%    0.6%    6.4%  (3.3%) (0.1%)
13 Denver         7,187   3.6%    92.7%   (4.3%)   1.3%  (7.8%)  0.6%
14 New York
    Metro Area    2,666   3.4%    95.1%    1.7%    6.7%  (1.1%) (0.6%)
15 Orange Co      3,013   3.2%    95.1%    4.1%    7.0%   2.9%  (0.5%)
16 Orlando        5,725   3.0%    95.7%    3.5%    3.2%   3.6%   1.6%
17 Inland
    Empire, CA    3,252   2.9%    94.2%    8.6%    6.0%   9.9%   0.3%
18 North Florida  6,223   2.8%    92.9%    0.4%    5.9%  (3.2%) (1.4%)
19 Portland       4,374   2.3%    94.1%    5.8%    4.1%   7.2%   2.9%
20 Houston        4,920   2.2%    91.5%   (2.2%)  (0.2%) (4.2%) (1.3%)
             ---------------------------------------------------------
      Top 20
      Markets   118,390  80.2%    93.9%    2.1%    4.5%   0.6%   0.2%

   All Other
      Markets    49,673  19.8%    92.6%   (0.4%)   4.1%  (4.3%) (0.5%)
             ---------------------------------------------------------
        Total   168,063 100.0%    93.5%    1.5%    4.4%  (0.4%) (0.0%)
             =========================================================


              Third Quarter 2004 vs. Second Quarter 2004(a)
               Sequential Same-Store Results by Market

                                      --------------------------------
                                       Increase (Decrease) from
                                       Prior Quarter
   -------------------------------------------------------------------
                         3Q04    3Q04
                         % of  Weighted
                        Actual  Average
   Markets       Units    NOI    Occu-   Revenues Expenses  NOI Occu-
                                 pancy %                         pancy
   -------------------------------------------------------------------
 1 Boston         5,931   7.7%    95.4%    0.3%    1.2%  (0.1%) (0.2%)
 2 South Florida  9,895   6.2%    94.1%    0.4%    4.3%  (2.3%) (0.2%)
 3 San Francisco
    Bay Area      5,526   5.5%    94.8%   (0.4%)   4.1%  (2.7%) (0.8%)
 4 Atlanta       10,401   4.6%    93.7%   (0.6%)   4.0%  (4.1%) (0.1%)
 5 Los Angeles    4,008   4.6%    95.3%    1.0%    5.0%  (0.6%)  0.0%
 6 Phoenix        9,567   4.5%    91.5%    0.8%    6.5%  (3.2%)  0.9%
 7 San Diego      4,048   4.4%    95.7%    2.4%    4.7%   1.3%   0.8%
 8 New England
    (excl Boston) 6,114   4.2%    94.3%   (0.0%)  (0.5%)  0.2%  (1.5%)
 9 Dallas/
    Ft Worth      9,579   4.0%    93.9%   (0.6%)   3.5%  (4.6%) (0.5%)
10 DC Suburban
    Maryland      5,525   3.8%    93.1%   (0.3%)   4.4%  (3.0%) (1.1%)
11 DC Suburban
    Virginia      3,826   3.7%    95.3%    3.1%    3.0%   3.1%  (0.8%)
12 Seattle/Tacoma 6,610   3.7%    93.7%    0.7%    3.2%  (1.1%) (0.5%)
13 Denver         7,187   3.6%    92.7%   (2.2%)   9.2%  (8.7%) (0.4%)
14 New York
    Metro Area    2,666   3.4%    95.1%    1.4%    0.9%   1.7%  (0.2%)
15 Orange Co      3,013   3.2%    95.1%    0.5%    5.1%  (1.5%) (0.7%)
16 Orlando        5,725   3.0%    95.7%    1.8%    6.3%  (1.2%)  1.0%
17 Inland
    Empire, CA    3,252   2.9%    94.2%    0.7%   10.0%  (3.2%) (1.7%)
18 North Florida  6,223   2.8%    92.9%    0.5%    4.7%  (2.2%)  0.1%
19 Portland       4,374   2.3%    94.1%    1.4%    0.1%   2.4%  (1.1%)
20 Houston        4,920   2.2%    91.5%    0.0%    5.0%  (4.7%)  0.3%
             ---------------------------------------------------------
      Top 20
      Markets   118,390  80.2%    93.9%    0.4%    4.0%  (1.8%) (0.3%)

   All Other
      Markets    49,673  19.8%    92.6%    0.3%    3.7%  (2.7%) (0.1%)
             ---------------------------------------------------------
        Total   168,063 100.0%    93.5%    0.4%    3.9%  (2.0%) (0.2%)
             =========================================================

(a) Includes the same units as the Third Quarter 2004 vs. Third
    Quarter 2003 Same Store results for comparability purposes.


                  Portfolio as of September 30, 2004

                                     Proper-  Units
                                      ties
                                   --------- --------

Wholly Owned Properties                 851  178,519
Partially Owned Properties
 (Consolidated)                          40    7,445
Unconsolidated Properties                59   16,292
                                   --------- --------
                                        950  202,256


                      Portfolio Rollforward 2004

                                     Proper-  Units      $       Cap
                                      ties             Millions  Rate
                                   --------- -------- --------- ------

                       12/31/2003       968  207,506
Acquisitions                             18    4,419    $634.5    5.8%
Dispositions:
  Rental Properties                     (39) (10,759)  $(585.6)   6.4%
  Condominium Units                      (2)    (521)   $(80.4)
  Vacant Land                             -        -    $(27.9)
Completed Developments                    5    1,565
Unit Configuration Changes                -       46
                                   --------- --------
                        9/30/2004       950  202,256


                     Portfolio Rollforward Q3 2004

                                     Proper-  Units      $       Cap
                                      ties             Millions  Rate
                                   ------------------ --------- ------

                        6/30/2004       951  203,012
Acquisitions                              5      879    $186.5    5.9%
Dispositions:
  Rental Properties                      (8)  (2,274)  $(133.4)   6.7%
  Condominium Units                      (1)    (208)   $(38.0)
Completed Developments                    3      847
                                   --------- --------
                        9/30/2004       950  202,256


                          Portfolio Summary
                      As of September 30, 2004

             Market               Properties  Units   % of   % of 2004
                                                       Units    NOI
                                                               Budget

Boston                                  35    6,434     3.2%     6.2%
DC Northern Virginia                    17    5,576     2.8%     5.0%
New England (excluding Boston)          45    6,118     3.0%     3.8%
New York Metro Area                     12    3,404     1.7%     3.9%
DC Suburban Maryland                    27    5,833     2.9%     3.6%
                                 ------------------------------------
Atlantic Region                        136   27,365    13.5%    22.5%

South Florida                           53   11,733     5.8%     6.5%
Orlando                                 32    6,788     3.4%     3.2%
North Florida                           48    6,852     3.4%     2.6%
Tampa/Ft Myers                          30    5,283     2.6%     1.8%
                                 ------------------------------------
Florida Region                         163   30,656    15.2%    14.1%

Raleigh/Durham                          17    4,201     2.1%     1.4%
Charlotte                               12    3,701     1.8%     1.1%
                                 ------------------------------------
Carolina Region                         29    7,902     3.9%     2.5%

Atlanta                                 64   13,410     6.6%     5.4%
Birmingham                               1      240     0.1%     0.0%
                                 ------------------------------------
Georgia Region                          65   13,650     6.7%     5.4%

Minneapolis/St Paul                     18    3,982     2.0%     2.0%
Chicago                                  9    3,469     1.7%     1.6%
Southeastern Michigan                   22    3,427     1.7%     1.5%
Nashville                               11    2,729     1.3%     1.0%
Columbus                                31    3,415     1.7%     0.8%
Indianapolis                            29    3,056     1.5%     0.7%
Northern Ohio                           25    2,691     1.3%     0.6%
Southern Ohio                           22    1,865     0.9%     0.5%
St Louis                                 5      984     0.5%     0.4%
Milwaukee                                3      686     0.3%     0.4%
Lexington                                7      656     0.3%     0.2%
Louisville                               8      608     0.3%     0.2%
Memphis                                  1      568     0.3%     0.1%
                                 ------------------------------------
Midwest Region                         191   28,136    13.9%    10.0%

Lexford Other                           50    4,194     2.1%     1.0%

Dallas/Ft Worth                         37   11,463     5.7%     4.1%
Houston                                 17    5,282     2.6%     2.1%
Austin                                  13    3,867     1.9%     1.3%
San Antonio                              7    2,146     1.1%     0.6%
Tulsa                                    8    2,036     1.0%     0.5%
Kansas City                              1      288     0.1%     0.2%
                                 ------------------------------------
Texas Region                            83   25,082    12.4%     8.8%

Phoenix                                 39   11,005     5.4%     4.2%
Las Vegas                                1      524     0.3%     0.2%
Tucson                                   2      558     0.3%     0.1%
Albuquerque                              2      369     0.2%     0.1%
                                 ------------------------------------
Arizona Region                          44   12,456     6.2%     4.6%

Denver                                  29    8,194     4.1%     3.7%
                                 ------------------------------------
Colorado Region                         29    8,194     4.1%     3.7%

Los Angeles                             30    6,528     3.2%     6.1%
San Diego                               13    4,048     2.0%     4.0%
Orange County, CA                        8    3,013     1.5%     2.9%
Inland Empire, CA                       11    3,504     1.7%     2.7%
                                 ------------------------------------
Southern Cal Region                     62   17,093     8.4%    15.7%

San Francisco Bay Area                  26    6,249     3.1%     4.9%
Central Valley CA                       10    1,595     0.8%     0.5%
                                 ------------------------------------
Northern Cal Region                     36    7,844     3.9%     5.4%

Seattle                                 35    7,267     3.6%     3.4%
Portland OR                             13    4,678     2.3%     1.8%
Tacoma                                   7    2,341     1.2%     1.1%
                                 ------------------------------------
Washington Region                       55   14,286     7.1%     6.3%

              Total                    943  196,858    97.3%   100.0%
Condominium Conversion                   6    1,597     0.8%     0.0%
Ft. Lewis - Military Housing             1    3,801     1.9%     0.0%
                                 ------------------------------------
           Grand Total                 950  202,256   100.0%   100.0%


                 Debt Summary as of September 30, 2004

                                     $ Millions      Weighted
                                                     Average
                                                     Rate (1)
                                    -------------  ------------

Secured                                  $3,274          5.42%
Unsecured                                 3,072          5.83%
                                    -------------  ------------
  Total                                  $6,346          5.62%

Fixed Rate                               $5,104          6.50%
Floating Rate                             1,242          2.18%
                                   -------------  ------------
  Total                                  $6,346          5.62%

Above Totals Include:
---------------------
Tax Exempt:
  Fixed                                   $327          4.36%
  Floating                                 562          1.59%
                                   -------------  ------------
  Total                                   $889          2.60%

Unsecured Revolving Credit Facility         $-             -

(1) Net of the effect of any derivative instruments.


            Debt Maturity Schedule as of September 30, 2004

            Year     $ Millions      % of Total
           ------   -------------   -------------

            2004            $137             2.2%
            2005 (2)         639            10.1%
            2006 (3)         475             7.5%
            2007             444             7.0%
            2008             627             9.9%
            2009             840            13.2%
            2010             211             3.3%
            2011             706            11.1%
            2012             456             7.2%
           2013+           1,811            28.5%
                    -------------   -------------
            Total         $6,346           100.0%

(2) Includes $300 million of unsecured debt with a final maturity of 2015 that is putable/callable in 2005.

(3) Includes $150 million of unsecured debt with a final maturity of 2026 that is putable in 2006.


               Selected Unsecured Public Debt Covenants

                                                         September 30,
                                                             2004
                                                         -------------
Total Debt to Adjusted Total Assets (not to
 exceed 60%)                                                     42.3%

Secured Debt to Adjusted Total Assets (not to
 exceed 40%)                                                     21.8%

Consolidated Income Available For Debt
 Service To Maximum Annual Service Charges
  (must be at least 1.5 to 1)                                    2.80

Total Unsecured Assets to Unsecured Debt
  (must be at least 150%)                                      294.0%


These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP. The terms are defined in the original indenture.

                Capitalization as of September 30, 2004

Total Debt                                    $6,345,918,729

Common Shares & OP Units         303,454,353
Common Share Equivalents           2,657,519
                                 ------------
Total Outstanding at quarter-end 306,111,872
Common Share Price at September
 30, 2004                             $31.00
                                 ------------
                                               9,489,468,032
Perpetual Preferred Shares
 Liquidation Value                               615,000,000
Perpetual Preference Interests
 Liquidation Value                               171,500,000
                                             -------------------------
Total Market Capitalization                  $16,621,886,761

Total Debt/Total Market
 Capitalization                                           38%


         Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                     YTD 3Q04     YTD 3Q03       3Q04         3Q03
                   ------------ ------------ ------------ ------------

Weighted Average
 Amounts Outstanding
 for Net Income
 Purposes:
  Common Shares -
   basic           278,876,118  271,622,491  280,167,146  272,786,814
  Shares issuable
   from assumed
   conversion/
   vesting of:
    - OP Units      21,052,706   22,277,751   20,732,726   22,245,483
    - share
      options/
      restricted
      shares         2,809,917    2,283,531    3,127,725    2,908,547
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 302,738,741  296,183,773  304,027,597  297,940,844

Weighted Average
 Amounts Outstanding
 for FFO Purposes:
  OP Units - basic  21,052,706   22,277,751   20,732,726   22,245,483
  Common Shares -
   basic           278,876,118  271,622,491  280,167,146  272,786,814
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - basic   299,928,824  293,900,242  300,899,872  295,032,297
  Shares issuable
   from assumed
   conversion/
   vesting of:
    - convertible
      preferred
      shares/units   2,458,126    3,132,491    2,287,258    3,111,580
    - share
      options/
      restricted
      shares         2,809,917    2,283,531    3,127,725    2,908,547
                   ------------ ------------ ------------ ------------
  Total Common
   Shares and OP
   Units - diluted 305,196,867  299,316,264  306,314,855  301,052,424

Period Ending
 Amounts
 Outstanding:
  OP Units          20,688,268
  Common Shares    282,766,085
                   ------------
  Total Common
   Shares and OP
    Units          303,454,353


           Unconsolidated Entities as of September 30, 2004
      (Amounts in thousands except for project and unit amounts)


                                  Institutional Lexford /  Totals
                                      Joint       Other
                                     Ventures
                                 -------------- --------- ---------

Total projects                              45        13        58 (1)
                                 -------------- --------- ---------

Total units                             10,846     1,645    12,491 (1)
                                 -------------- --------- ---------


Company's ownership percentage of
 outstanding debt                         25.0%     11.1%

Company's share of outstanding
 debt (2)                             $121,200    $3,284  $124,484
                                 -------------- --------- ---------


Operating information for the
 nine-months ended 9/30/04
 (at 100%) (3):
  Operating revenue                    $67,246    $8,201   $75,447
  Operating expenses                    30,280     4,283    34,563
                                 -------------- --------- ---------
  Net operating income                  36,966     3,918    40,884
  Depreciation                          15,525     1,762    17,287
  Other                                    270         -       270
                                 -------------- --------- ---------
  Operating income                      21,171     2,156    23,327
  Interest and other income                102        17       119
  Interest:
      Expense incurred, net            (28,083)   (1,949)  (30,032)
      Amortization of deferred
       financing costs                    (463)     (166)     (629)
                                 -------------- --------- ---------
  Net (loss) income                    $(7,273)      $58   $(7,215)
                                 ============== ========= =========

(1) Totals exclude Fort Lewis Military Housing consisting of one property and 3,801 units, which is not accounted for under the equity method of accounting, but is included in the Company's property/unit counts at September 30, 2004.

(2) All debt is non-recourse to the Company.

(3) Excludes approximately $7.3 million of losses from previously unconsolidated development entities. The Company consolidated these development entities during the first quarter of 2004 either through its acquisition of 15 of these projects or through its adoption of FIN 46 effective March 31, 2004.


      Consolidated Development Projects as of September 30, 2004
      (Amounts in thousands except for project and unit amounts)


                                            No. of  Total     Total
                                             Units  Capital   Fundings
                                                    Cost (1)  To Date
Projects                   Location                           (1) (2)
------------------------------------------- ------ --------- ---------

Projects Under
 Development
-------------------------
2400 M Street
(Sovereign at 2400)       Washington, D.C.    359  $111,947   $57,040
Union Station             Los Angeles, CA     278    57,222    17,383
Indian Ridge              Waltham, MA         264    47,032    18,168
1111 25th Street
 (Sovereign House)        Washington, D.C.    141    40,329    35,383
                                            ------ --------- ---------

Total Projects Under
 Development                                1,042   256,530   127,974

Completed Not Stabilized:
-------------------------
1210 Massachusetts Ave.   Washington, D.C.
 (Sovereign Park)                             144    39,374    38,874
Water Terrace I           Marina Del Rey,
(Regatta I) (3)            CA                 450   225,753   225,753
Bella Vista I & II        Woodland Hills,
 (Warner Ridge) (3)        CA                 315    80,112    77,029
City View at the
 Highlands (3)            Lombard, IL         403    65,539    65,289
Legacy Park Central       Concord, CA         259    52,337    50,927
City Place (Westport) (3) Kansas City, MO     288    33,895    33,759
Marina Bay II (3)         Quincy, MA          108    23,126    22,976
                                            ------ --------- ---------

Total Projects Completed
 Not Stabilized                             1,967   520,136   514,607

Completed And Stabilized:
-------------------------
None this quarter

Total Projects Completed
 And Stabilized                                 -         -         -
                                            ------ --------- ---------


Total Projects                   11         3,009  $776,666  $642,581
                                            ====== ========= =========




                          Percent- Percent- Percent-  Esti-   Esti-
                            age      age      age     mated   mated
                           Comp-    Leased  Occupied  Comp-   Stabil-
                           leted                      letion  ization
Projects        Location                              Date     Date
----------------------------------------------------------------------

Projects Under
 Development
----------------
2400 M Street    Washington,     51%      -        -   1Q 2006 3Q 2007
 (Sovereign at    D.C.
 2400)
Union Station    Los Angeles,    30%      -        -   3Q 2005 3Q 2006
                  CA
Indian Ridge     Waltham, MA     39%      -        -   4Q 2005 4Q 2006
1111 25th Street Washington,     88%      -        -   1Q 2005 4Q 2005
(Sovereign House) D.C.



Completed Not Stabilized:
-------------------------
1210             Washington,    100%     13%      8% Completed 3Q 2005
 Massachusetts    D.C.
 Ave. (Sovereign
 Park)
Water Terrace I  Marina Del     100%     78%     73% Completed 2Q 2005
 (Regatta I) (3)  Rey, CA
Bella Vista I &  Woodland       100%     80%     76% Completed 1Q 2005
 II (Warner       Hills, CA
 Ridge) (3)
City View at the Lombard, IL    100%     75%     74% Completed 2Q 2005
 Highlands (3)
Legacy Park      Concord, CA    100%     97%     92% Completed 4Q 2004
 Central
City Place      Kansas City, MO 100%     79%     75% Completed 2Q 2005
 (Westport) (3)
Marina Bay II    Quincy, MA     100%     59%     56% Completed 1Q 2005
 (3)

Total Projects         11


                                                   Total
                                                   Capital  Q3 2004
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS         Cost (1)   NOI
                                                   ----------------
Projects Under Development                         $256,530 $    -
Completed Not Stabilized                            520,136  3,649
Completed And Stabilized                                  -      -
                                                   ----------------
         Total Development/Newly Stabilized
          NOI Contribution                         $776,666 $3,649
                                                   ================



(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all completed projects. Total capital cost and total fundings to date exclude purchase consideration paid to the development partner of $1.8 million and $1.0 million on Water Terrace I and Bella Vista I & II, respectively.

(2) Of the total fundings to date, $514.6 million has been transferred to land and depreciable property and $128.0 million is currently reflected as construction in progress ("CIP"). The remaining $152.2 million of CIP represents land held for future development and related costs. Of the $134.1 million remaining to be invested, $128.6 million will be funded through third party construction mortgages.

(3) Projects are wholly owned. All others are partially owned.


 Consolidated Condominium Conversion Projects as of September 30, 2004
      (Amounts in thousands except for project and unit amounts)

                                                    Units
                                       -------------------------------
                                                      Available for
                                                            Sale
                                                     -----------------
Projects   Location   Project Estimated Total Units   Sold  Available
                       Start  Close Out       Closed   Not
                        Date    Date                  Closed
----------------------------------------------------------------------

For Sale
----------
Four Lakes Lisle, IL  Q4 2001 Q4 2005    714     543     62       109
Country    Mill Creek,Q1 2004 Q3 2005
 Club       WA
 Estates                                 151      27     28        96
Sterling   Bellevue,  Q2 2004 Q3 2005
 Heights    WA                           116       7     13        96
Venetian I Phoenix,   Q1 2004 Q3 2005
 & II       AZ                           264      34     42       188
Verona     Scottsdale,Q2 2004 Q2 2005
            AZ                           108       -      -       108
Grand      Coral      Q2 2004 Q1 2005
 Oasis      Springs,
            FL                           198       -    143        55
Radius at  Washington,Q2 2004 Q1 2005
 Logan      DC
 Circle (1)                              170      48     41        81
Watermarke Irvine, CA Q3 2004 Q4 2006
 (1)                                     535       -      -       535
                                       -------------------------------

                                       2,256     659    329     1,268

Sold Out
----------
Pointe     Redmond WA Q4 2002 Q4 2003
 East                                     76      76      -         -
Preserve   Phoenix,   Q1 2003 Q1 2004
 at Squaw   AZ
 Peak                                    108     108      -         -
Barcelona  Scottsdale,Q3 2003 Q3 2004
            AZ                            96      96      -         -
Balaton    Lake       Q3 2003 Q3 2004
            Forest
            Park, WA                     108     108      -         -
                                       -------------------------------

                                         388     388      -         -

Totals                              12 2,644   1,047    329     1,268
                                       ===============================

(1) Partially owned projects; FFO incremental gain on sale represents portion attributable to the Company.

(2) Excludes interest income and interest expense specific to condominium conversion projects.

                                              2004 YTD Activity
                                       -------------------------------

Projects   Location   Project Estimated Units   Sales        FFO
                       Start  Close Out Closed   Price   Incremental
                        Date    Date                     Gain on Sale
----------------------------------------------------------------------

For Sale
-----------
Four Lakes Lisle, IL  Q4 2001 Q4 2005      206  $26,307        $5,527
Country    Mill Creek,Q1 2004 Q3 2005
 Club       WA
 Estates                                    27    4,339           732
Sterling   Bellevue,  Q2 2004 Q3 2005
 Heights    WA                               7    1,171           178
Venetian I Phoenix,   Q1 2004 Q3 2005
 & II       AZ                              34    5,032         1,165
Verona     Scottsdale,Q2 2004 Q2 2005
            AZ                               -        -             -
Grand      Coral      Q2 2004 Q1 2005
Oasis      Springs,
            FL                               -        -             -
Radius at  Washington,Q2 2004 Q1 2005
 Logan      DC
 Circle (1)                                 48   14,971         2,318
Watermarke Irvine, CA Q3 2004 Q4 2006
 (1)                                         -        -             -
                                       -------------------------------

                                           322   51,820         9,920

Sold Out
-----------
Pointe      Redmond WA Q4 2002 Q4 2003
 East                                         -        -             -
Preserve   Phoenix, AZQ1 2003 Q1 2004
 at Squaw
 Peak                                        2      171            32
Barcelona  Scottsdale,Q3 2003 Q3 2004
            AZ                              96   13,135         2,883
Balaton    Lake       Q3 2003 Q3 2004
            Forest
            Park, WA                       101   15,310         2,834
                                       -------------------------------

                                           199   28,616         5,749

Totals                              12     521  $80,436       $15,669
                                       ===============================


Net incremental gain on sales of
 condominium units                                            $15,669
Property management and general and
 administrative expenses                                       (1,969)
Discontinued operating (loss)
 income                                                          (303)
                                                        --------------

Net Income - Condominium Division (2)                         $13,397
                                                        ==============


(1) Partially owned projects; FFO incremental gain on sale represents portion attributable to the Company.

(2) Excludes interest income and interest expense specific to condominium conversion projects.

                                                3Q 2004
                                        ------------------------------

Projects   Location   Project Estimated  Units    Sales       FFO
                       Start  Close Out  Closed   Price  Incremental
                        Date    Date                     Gain on Sale
----------------------------------------------------------------------

For Sale
----------
Four Lakes Lisle, IL  Q4 2001 Q4 2005        84 $11,299        $2,518
Country    Mill Creek,Q1 2004 Q3 2005
 Club       WA
 Estates                                     24   3,908           653
Sterling   Bellevue,  Q2 2004 Q3 2005
 Heights    WA                                7   1,171           178
Venetian I Phoenix,   Q1 2004 Q3 2005
 & II        AZ                              34   5,032         1,165
Verona     Scottsdale,Q2 2004 Q2 2005
            AZ                                -       -             -
Grand      Coral      Q2 2004 Q1 2005
 Oasis      Springs,
            FL                                -       -             -
Radius at  Washington,Q2 2004 Q1 2005
 Logan      DC
 Circle (1)                                  48  14,971         2,318
Watermarke Irvine, CA Q3 2004 Q4 2006
 (1)                                          -       -             -
                                       -------------------------------

                                            197  36,381         6,832

Sold Out
----------
Pointe     Redmond WA Q4 2002 Q4 2003
 East                                         -       -             -
Preserve   Phoenix, AZQ1 2003 Q1 2004
 at Squaw
 Peak                                         -       -             -
Barcelona  Scottsdale,Q3 2003 Q3 2004
            AZ                                5     730           178
Balaton    Lake       Q3 2003 Q3 2004
            Forest
            Park, WA                          6     903           189
                                       -------------------------------

                                             11   1,633           367

Totals                              12      208 $38,014        $7,199
                                       ===============================


Net incremental gain on sales of
 condominium units                                             $7,199
Property management and general and
 administrative expenses                                         (774)
Discontinued operating (loss)
 income                                                           442
                                                        --------------

Net Income - Condominium Division (2)                          $6,867
                                                        ==============

(1) Partially owned projects; FFO incremental gain on sale represents portion attributable to the Company.

(2) Excludes interest income and interest expense specific to condominium conversion projects.


   Maintenance Expenses and Capitalized Improvements to Real Estate
             For the Nine Months Ended September 30, 2004
     (Amounts in thousands except for unit and per unit amounts)

                     -------------------------------------------------
                                   Maintenance Expenses
                     -------------------------------------------------

             Total             Avg.             Avg.             Avg.
             Units   Expense   Per    Payroll   Per              Per
              (1)      (2)     Unit     (3)     Unit    Total    Unit
            ------- ----------------  --------------- ----------------

Established
 Properties
 (6)        157,049  $68,119   $434   $61,705   $393  $129,824   $827

New Acqui-
 sition
 Proper-
 ties (7)    19,998    8,557    521     5,666    345    14,223    866

Other (8)     8,917    8,054            7,302           15,356
            -------- --------         --------        ---------

Total       185,964  $84,730          $74,673         $159,403
            ======== ========         ========        =========


            ----------------------------------------------------------
                      Capitalized Improvements to Real Estate
            ----------------------------------------------------------

                              Avg.   Building     Avg.           Avg.
              Replacements    Per   Improvements  Per            Per
                  (4)         Unit      (5)       Unit  Total    Unit
            ----------------------- ------------------  --------------

Established
 Properties (6)     $43,919   $280    $69,156    $440  $113,075  $720

New Acquisition
Properties (7)        2,791    170      7,127     434     9,918   604

Other (8)            10,479            17,019            27,498
            ----------------        ----------         ---------

Total               $57,189           $93,302          $150,491
            ================        ==========         =========


                                           ---------------------------
                                                Total Expenditures
                                           ---------------------------

                                                                Avg.
                                                                Per
                                            Grand Total         Unit
                                           ---------------------------

Established Properties (6)                     $242,899        $1,547

New Acquisition Properties (7)                   24,141         1,470

Other (8)                                        42,854
                                           -------------

Total                                          $309,894
                                           =============


(1) Total units exclude 16,292 unconsolidated units.

(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements include new expenditures inside the units such as carpets, appliances, mechanical equipment, fixtures and vinyl flooring.

(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Wholly Owned Properties acquired prior to January 1, 2002.

(7) Wholly Owned Properties acquired during 2002, 2003 and 2004. Per unit amounts are based on a weighted average of 16,434 units.

(8) Includes properties either Partially Owned or sold during the period, commercial space, condominium conversions and $4.5 million included in building improvements spent on nine specific assets related to major renovations and repositioning of these assets.


                        Discontinued Operations
                        (Amounts in thousands)

                                   Nine Months Ended    Quarter Ended
                                     September 30,      September 30,
                                   ------------------ ----------------
                                      2004     2003     2004    2003
                                   ------------------ ----------------

REVENUES
Rental income                      $29,807  $153,659  $4,297  $42,255
                                   -------- --------- ------- --------
     Total revenues                 29,807   153,659   4,297   42,255
                                   -------- --------- ------- --------

EXPENSES (1)
Property and maintenance            15,615    53,318   3,248   15,449
Real estate taxes and insurance      3,349    16,051     582    4,105
Property management                     73       103      43       (9)
Depreciation                         6,264    40,790     151   11,354
                                   -------- --------- ------- --------
     Total expenses                 25,301   110,262   4,024   30,899
                                   -------- --------- ------- --------

Discontinued operating income        4,506    43,397     273   11,356

Interest and other income               96       188      28       56
Interest:
     Expense incurred, net            (752)   (5,152)   (163)  (1,620)
     Amortization of deferred
      financing costs                 (387)     (639)    (26)    (313)
                                   -------- --------- ------- --------
Discontinued operations, net        $3,463   $37,794    $112   $9,479
                                   ======== ========= ======= ========

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.


    As a result of the Securities and Exchange Commission's Regulation FD, the Company will provide earnings guidance in its quarterly earnings release. These projections are based on current expectations and are forward-looking.


              2004 Earnings Guidance (per share diluted)
            ----------------------------------------------

                                               Q4            YEAR
                                         -------------- --------------

   Expected EPS (1)                      $0.30 to $0.31 $1.30 to $1.31
   Add:  Expected depreciation expense        0.40           1.61
   Less: Expected net gain on sales (1)      (0.15)         (0.78)

                                         -------------- --------------
   Expected FFO (2)                      $0.55 to $0.56 $2.13 to $2.14
                                         ============== ==============


                      2004 Same-Store Assumptions
                 -------------------------------------

   Physical occupancy                        93.0%

   Revenue change                             0.9%

   Expense change                             3.8%

   NOI change                                (1.1%)

   Acquisitions                           $900 million

   Dispositions                           $800 million



(1) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

(2) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Expected FFO is calculated on a basis consistent with actual FFO.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901